EXHIBIT 23.2

August 8, 2001

Mirant Americas Generation, Inc.
1155 Perimeter Center West
Atlanta, Georgia 30338

Ladies and Gentlemen:

Subject:  Mirant Americas Generation, Inc.
Registration Statement on Form S-4

Ladies and Gentlemen:

This letter is furnished relating to the exchange of 7.625% Senior Notes due 2006 in the aggregate amount of $500,000,000, 8.300% Senior Notes due 2011 in the aggregate amount of $850,000,000 and 9.125% Senior Notes due 2031 in the aggregate amount of $400,000,000 (the "Existing Notes") for 7.625% Senior Notes due 2006 in the aggregate amount of $500,000,000, 8.300% Senior Notes due 2011, in the aggregate amount of $850,000,000 and 9.125% Senior Notes due 2031 in the aggregate amount of $400,000,000 (the "New Notes"), as more fully described in the Registration Statement on Form S-4 filed by Mirant Americas Generation, Inc. ("Mirant Americas Generation") on August 8, 2001 (the "Registration Statement"), and prepared in connection with the issuance of the New Notes.

R. W. Beck, Inc. ("Beck") was retained by Mirant Americas Generation to act as the Independent Engineer in connection with the issuance of the Existing Notes and it prepared its Independent Engineer's Report dated April 26, 2001 (the "Report"), which is included as Annex A to the Registration Statement, and a Supplement to the Report dated April 26, 2001 (the "Supplement"). Consent is given to the inclusion of the Report in the Registration Statement and to the references to Beck in the Registration Statement. Consent is given to the inclusion of the Report and Supplement as an exhibit to a report on Form 8-K filed on April 27, 2001 with the Securities and Exchange Commission by Mirant Corporation and to the references to Beck in the aforementioned report on Form 8-K.

This letter is not to be used, circulated, quoted or otherwise referred to within or without Mirant Americas Generation, for any purpose other than as specified herein in connection with the Registration Statement, including, but not limited to, the purchase or sale of the New Notes, nor is this letter to be referred to in whole or in part in the Registration Statement or any other document.

Very truly yours,
R.W. BECK, INC.
/s/ KENNETH V. MARINO
Kenneth V. Marino
Principal